As filed with the Securities and Exchange Commission on August 27, 2019.
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Keurig Dr Pepper Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0517725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
53 South Avenue Burlington, Massachusetts (781) 418-7000	01803
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Zip Code)

Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2019
(Full title of the plan)
James L. Baldwin, Jr.
Chief Legal Officer and General Counsel
53 South Avenue
Burlington, Massachusetts 01803
(Name and address of agent for service)
(781) 418-7000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☐	Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	25,000,000(2)	27.09(4)	$677,125,000	$82,068
Common Stock, par value $0.01 per share	2,425,720(3)	$—	$—	$—
Total				$82,068

(1)
This registration statement on Form S-8 (this “Registration Statement”) covers an aggregate of 27,425,720 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Keurig Dr Pepper Inc., a Delaware corporation (the “Registrant”), available for issuance to eligible persons under the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2019 (the “2019 SIP”), which includes (i) 25,000,0000 newly issuable shares of Common Stock and (ii) 2,425,720 shares of Common Stock (the “Existing 2009 SIP Shares”) previously available under the award pool for the Registrant’s existing Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2009, as amended (the “2009 SIP”) as of June 7, 2019 or that are subject to or underlie awards which expire or for any reason are canceled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered in shares under the 2009 SIP following June 7, 2019, except for the shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of such an award. See “Explanatory Note.” In addition, pursuant to Rule 416 of the Securities Exchange Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2019 SIP being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of the newly issuable shares of Common Stock available for issuance under the 2019 SIP.

(3)
Represents the Existing 2009 SIP Shares that are added to the award pool of the 2019 SIP which were previously registered under the registration statement on Form S-8 (File No. 333-163651), as originally filed with the Securities and Exchange Commission (the “Commission”) by the Registrant on December 11, 2009 and on Form S-8 (File No. 333-226113), as originally filed with the Commission by the Registrant on July 10, 2018 (the “Prior 2018 Registration Statement”).

(4)
Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is based on the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange consolidated reporting system on August 23, 2019, and is estimated solely for the purpose of calculating the registration fee.

Explanatory Note
This registration statement on Form S-8 is being filed with respect to 25,000,000 newly issuable shares of Common Stock of the Registrant authorized for issuance to eligible persons under the Registrant’s 2019 SIP, plus the 2,425,720 Existing 2009 SIP Shares that were previously available under the award pool for the Registrant’s existing 2009 SIP as of June 7, 2019 or that are subject to or underlie awards which expire or for any reason are canceled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered in shares under the 2009 SIP following June 7, 2019, except for the shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of such an award.
In accordance with General Instruction E to Form S-8: the Registrant is (i) carrying over the 2,425,720 Existing 2009 SIP Shares from the Prior 2018 Registration Statement and (ii) registering the offer and sale of 25,000,000 newly issuable shares of Common Stock under the 2019 SIP; the registration fees allocable to the shares carried over from the Prior 2018 Registration Statement and paid in connection with the Prior 2018 Registration Statement are carried over in this Registration Statement.
In accordance with General Instruction E to Form S-8, the contents of the Prior 2018 Registration Statement are incorporated herein by reference, except as otherwise set forth herein.
For the registration of the issuance of newly issuable shares of Common Stock under the 2019 SIP, the information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this registration statement on Form S-8 in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this registration statement as specified by Rule 428(b)(1) under the Securities Act.

For the registration of the shares of Common Stock being offered for resale by certain selling stockholders of the Registrant, please see the immediately following resale prospectus.

2

PROSPECTUS

27,425,720 Shares
KEURIG DR PEPPER INC.
Common Stock

This prospectus relates to the sale of up to 27,425,720 shares of our common stock, par value $0.01 per share (the “Common Stock”), by certain of our stockholders (the “selling stockholders”) for their own accounts. The selling stockholders will receive their shares of Common Stock pursuant to awards granted under the Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2019 (the “2019 SIP”). This prospectus may be used by the selling stockholders identified in this prospectus to resell shares of our Common Stock from time to time.
Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. Common Stock offered hereby by the selling stockholders, or their pledgees, donees, assignees, transferees or other successors-in-interest, may be sold from time to time through one or more underwriters, broker-dealers or agents. If the Common Stock is sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Stock may be sold in one or more transactions at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Plan of Distribution” herein.
We will not receive any proceeds from any sale of Common Stock by any selling stockholder.
Our Common Stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “KDP.” On August 23, 2019, the NYSE official closing price of our Common Stock was $26.72 per share.
Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-2 of this prospectus and in our most recent Annual Report on Form 10-K and those contained in our other filings with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein before you make your investment decision.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 27, 2019.

i

You should rely only on the information incorporated by reference or provided in this prospectus or which we or the selling stockholders provide to you. We have not, and the selling stockholders have not, authorized anyone to provide you with additional or different information. If anyone gives any other information or representation, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell the Common Stock in any jurisdiction where its offer or sale is not permitted. You should assume that the information contained in this prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

ABOUT THIS PROSPECTUS
You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the securities offered by this prospectus.
It is important for you to read and consider all information contained in this prospectus in making your investment decision. You should also read and consider the information contained in this prospectus under the heading “Where You Can Find More Information; Incorporation by Reference.”
As used in this prospectus, unless otherwise indicated, “KDP,” “our company,” “we,” “us” or “our” refer to Keurig Dr Pepper Inc., a Delaware corporation, and its consolidated subsidiaries, except in each case where otherwise indicated or the context otherwise requires.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about future events, future financial performance, plans, strategies, expectations, prospects, competitive environment, regulation, labor matters and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. We have based these forward-looking statements on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements.
Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements and the estimates and assumptions associated with them, except to the extent required by applicable securities laws. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed in Item 1A under “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our other filings with the SEC. These risk factors may not be exhaustive as we operate in a continually changing business environment with new risks emerging from time to time that we are unable to predict or that we currently do not expect to have a material adverse effect on our business. You should carefully read those reports in their entirety as they contain important information about our business and the risks we face. See “Where You Can Find More Information; Incorporation by Reference” herein.

iii

KEURIG DR PEPPER INC.
Keurig Dr Pepper Inc. is a leading beverage company in North America with a diverse portfolio of flavored (non-cola) carbonated soft drinks, specialty coffee and non-carbonated beverages, and the #1 single serve coffee brewing system in North America. KDP has some of the most recognized beverage brands in North America, with significant consumer awareness levels and long histories that evoke strong emotional connections with consumers. We have a highly competitive distribution system that enables our portfolio of more than 125 owned, licensed and partner brands to be available nearly everywhere people shop and consume beverages.
***
We are a Delaware corporation with our principal executive offices located at 53 South Avenue, Burlington, Massachusetts 01803. Our telephone number at such address is (781) 418-7000, and our website is www.keurigdrpepper.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
RISK FACTORS
Investing in our Common Stock involves risk. Before you invest in the securities covered by this prospectus, you should carefully consider the risk factors set forth below, the risk factors described in our most recent Annual Report on Form 10-K and those contained in our definitive proxy statement filed with the SEC on April 25, 2019 and our subsequent filings with the SEC that are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus. See “Where You Can Find More Information; Incorporation by Reference.” These risks could materially affect our business, results of operations, cash flows, financial condition and prospects and cause the value of our securities, including our Common Stock, to be materially and adversely affected. These risks are not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to the investor’s own particular circumstances or generally. You could lose all or part of your investment.

Risks Related to Ownership of Our Common Stock
Our stock price has fluctuated in the past and may fluctuate in the future. Accordingly, you may not be able to resell your shares at or above the price at which you purchased them.
The trading price of our Common Stock has fluctuated in the past. The trading price of our Common Stock could fluctuate significantly in the future and could be negatively affected in response to various factors including:

•	conditions in the broader stock market in general;

•	our ability to make investments with attractive risk-adjusted returns;

•	market perception of our current and projected financial condition, potential growth, future earnings and future cash dividends;

•	announcements we make regarding dividends;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	additional offerings of our Common Stock or equity-linked securities;

•	actions by rating agencies;

•	short sales of our Common Stock;

•	any decision to pursue a distribution or disposition of a meaningful portion of our assets;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	market perception or media coverage of us, other similar companies or the outlook of the markets and industries in which we compete;

•	major reductions in trading volumes on the exchanges on which we operate;

•	legislative or regulatory developments, including changes in the status of our regulatory approvals or licenses; and

•	litigation and governmental investigations.
These and other factors may cause the market price and demand for our Common Stock to fluctuate substantially, which may negatively affect the price or liquidity of our Common Stock. In addition, the market price of our Common Stock may fluctuate if, among other things, we are unable to achieve the expected benefits of the Mergers or if the costs relating to the Mergers are greater than expected.

Shares eligible for future sale may adversely affect our Common Stock price.
Sales of our Common Stock or other securities in the public or private market, or the perception that these sales may occur, could cause the market price of our Common Stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Under our certificate of incorporation, we are authorized to issue up to 2,000,000,000 shares of our Common Stock and 15,000,000 shares of preferred stock, par value $0.01 per share. We cannot predict the size of future issuances of our Common Stock or other securities or the effect, if any, that future sales and issuances of our Common Stock and other securities would have on the market price of our Common Stock.

Future issuances and sales of additional shares of preferred stock or Common Stock could reduce the market price of our shares of Common Stock.
In the future we may issue additional securities to raise capital or in connection with acquisitions. We may acquire interests in other companies by using a combination of cash and our Common Stock or just our Common Stock. Further, shares of preferred stock may be issued from time to time in one or more series as our board of directors may from time to time determine, each such series to be distinctively designated. Any such issuances and sales of our preferred stock or Common Stock could have the effect of depressing the market price for our Common Stock, and the issuance of any such preferred stock could materially adversely affect the rights of holders of our Common Stock. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our Common Stock.

Our shares of Common Stock will rank junior to all of our consolidated liabilities.
In the event of a bankruptcy, liquidation, dissolution or winding up, our assets will be available to pay obligations on the Common Stock only after all of our consolidated liabilities have been paid. In the event of a bankruptcy, liquidation, dissolution or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts with respect to the Common Stock then outstanding. We have a significant amount of debt, which amounted to $15.17 billion as of June 30, 2019, with $3.15 billion of availability under our existing revolving credit facility and access to up to additional $500 million of availability subject to lender commitments.

Our corporate documents and provisions of Delaware law may prevent a change in control or management that stockholders may consider desirable.
Section 203 of the Delaware General Corporation Law, laws of states in which we operate and our certificate of incorporation and by-laws contain provisions that might enable our management to resist a takeover of our company. These provisions could have the effect of delaying, deferring or preventing a change in control over us or a change in our management that stockholders may consider favorable or beneficial. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our Common Stock.
USE OF PROCEEDS
We are filing this prospectus to permit the stockholders named in the section entitled “Selling Stockholders” and their pledgees, donees, assignees, transferees or other successors-in-interest to resell shares of our Common Stock in one or more offerings from time to time. We will not receive any proceeds from the sale of Common Stock pursuant to this prospectus by the selling stockholders.

SELLING STOCKHOLDERS
Background
The selling stockholders named below may offer to sell from time to time pursuant to this prospectus up to an aggregate of 27,425,720 shares of Common Stock held by the selling stockholders. The Common Stock covered by this prospectus will be delivered upon vesting of awards granted under the 2019 SIP.

Beneficial Ownership of the Selling Stockholders
The following table presents information about the beneficial ownership of our Common Stock by the selling stockholders based on 1,434,174,866 shares of our Common Stock outstanding as of the date of this prospectus, which includes the 27,425,720 shares of Common Stock held by the selling stockholders. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. When we refer to a “selling stockholder” in this prospectus, we mean such selling stockholder listed in the table below, as well as its pledgees, donees, assignees, transferees and other successors-in-interest and others who may hold any of such selling stockholder’s interest received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a prospectus if and when necessary. For purposes of the table below, we assume that each selling stockholder will sell all of its shares of Common Stock covered by this prospectus. Unless otherwise indicated, the address for each selling stockholder is: 53 South Avenue, Burlington, Massachusetts 01803.

		Ownership Before Offering		Securities Offered by this Prospectus	Ownership After Offering
Selling Stockholder	Position	Shares of Common Stock	% of Common Stock	Shares of Common Stock	Shares of Common Stock	% of Common Stock
Certain employees of KDP	Various(1)	27,425,720	1.9%	27,425,720	0	*

*	Less than 1%.

(1)	Represents certain employees of KDP that collectively hold less than 1% of the Common Stock outstanding prior to this offering.
DESCRIPTION OF CAPITAL STOCK
The following description of the material terms of our capital stock is based on the provisions of our Amended and Restated Certificate of Incorporation, as amended to date (“Certificate of Incorporation”), our Amended and Restated By-Laws as amended to date (“By-Laws”) and provisions of applicable law. We have summarized certain portions of the Certificate of Incorporation and By-Laws below. The summary is not complete. The Certificate of Incorporation and By-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. For more information as to how you can obtain a current copy of our Certificate of Incorporation and By-Laws, see “Where You Can Find More Information; Incorporation by Reference” herein.

GENERAL
Our authorized capital stock consists of 2,000,000,000 shares of Common Stock and 15,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of August 23, 2019, 1,406,749,146 shares of our Common Stock were issued and outstanding and held of record by approximately 10,933 holders, and no shares of our preferred stock were issued or outstanding.

COMMON STOCK
Each holder of our Common Stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders and there are no cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of our Common Stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available. If there is a liquidation, dissolution or winding up of our company, holders of our Common Stock will be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of our Common Stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of our Common Stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED STOCK
Under the terms of our Certificate of Incorporation, our board of directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law (“DGCL”), and by our Certificate of Incorporation, to issue preferred stock in one or more series without stockholder approval. Our board of directors has the discretion, subject to limitations prescribed by the DGCL and by our Certificate of Incorporation, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

ANTI-TAKEOVER EFFECTS OF VARIOUS PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAWS
Provisions of the DGCL and our Certificate of Incorporation and By-Laws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Board Vacancies to be Filled by Remaining Directors and Not Stockholders
Our Certificate of Incorporation and By-Laws provide that the entire board of directors will be elected annually; however, any vacancies, including any newly created directorships, on the board of directors will be filled by the affirmative vote of the majority of the remaining directors then in office, even if such directors constitute less than a quorum, or by a sole remaining director. Any director appointed to the board of directors to fill a vacancy will have the same remaining term as that of his or her predecessor.
Stockholder Action
Our Certificate of Incorporation and By-Laws preclude stockholders from calling special meetings and taking action or passing resolutions by written consent.
Advance Notice of Director Nominations and Stockholder Proposals
Our By-Laws contain advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of stockholders. As specified in our By-Laws, director nominations and the proposal of business to be considered by stockholders may be made only pursuant to a notice of meeting, at the direction of the board of directors or by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures that are provided in our By-Laws. To be timely, a nomination of a director by a stockholder or notice for business to be brought before an annual meeting by a stockholder must be delivered to the secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, for notice by the stockholder to be timely, it must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which notice of such annual meeting was mailed or public announcement of the date of such meeting is first made, whichever first occurs.
In the event a special meeting of stockholders is called for the purpose of electing one or more directors, any stockholder entitled to vote may nominate a person or persons as specified in our By-Laws, but only if the stockholder notice is delivered to the secretary at our principal executive offices not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

Amendments to the Certificate of Incorporation and By-Laws
Our Certificate of Incorporation and By-Laws require an affirmative vote of two-thirds of the voting power of the outstanding shares to amend certain provisions of our Certificate of Incorporation or By-Laws, including the provisions relating to the ability of stockholders to call special meetings or act by written consent, the size of the board, filling vacancies on the board, indemnification of directors and officers, advance notice provisions and supermajority voting requirements.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” during the period of three years following the time the person becomes an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.
No Cumulative Voting
The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Certificate of Incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of our company, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Certificate of Incorporation also provides that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance to protect our company, our directors, officers and certain employees for some liabilities.
The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is sought.
Authorized but Unissued Shares
Our authorized but unissued shares of Common Stock and preferred stock are generally available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Provision
Our By-Laws provide that unless we consent in writing to an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on behalf of us, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of KDP to us or our stockholders, any action arising pursuant to any provision of the DGCL, or any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole exclusive forum for such action or proceeding shall be another state or federal court located in the State of Delaware, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

STOCK EXCHANGE LISTING
Our Common Stock is listed on the NYSE under the ticker symbol “KDP.”

TRANSFER AGENT AND REGISTRAR
Computershare Trust Company, N.A. (“Computershare”) is the transfer agent and registrar for our Common Stock.

DIRECT REGISTRATION SYSTEM
Our Common Stock is registered in book-entry form through the direct registration system. Under this system, ownership of our Common Stock is reflected in account statements periodically distributed to stockholders by Computershare, our transfer agent, who holds the book-entry shares on behalf of our common stockholders.
PLAN OF DISTRIBUTION
This prospectus relates to the offer and sale, from time to time, of shares of our Common Stock by the selling stockholders. The term “selling stockholder” includes pledgees, donees, assignees, transferees or other successors in interest selling shares of our Common Stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We are registering the resale of shares of our Common Stock to provide the selling stockholders with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders pursuant to this prospectus or at all.
The selling stockholders may, from time to time, offer the shares of our Common Stock offered in this prospectus in one or more transactions (which may involve underwritten offerings on a firm commitment or best efforts basis, cross sales or block transactions) on the NYSE or otherwise, in secondary distributions pursuant to and in accordance with the rules of the NYSE, through one or more electronic trading platforms or services, in the over-the-counter market, in negotiated transactions, directly to one or more purchasers, including affiliates, through the writing of options on the shares (whether such options are listed on an options exchange or otherwise), short sales or a combination of such methods of sale or any other method permitted by applicable law, at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including pursuant to one or more “10b5-1” trading plans or similar plans. The selling stockholders may also engage in short sales against the box, puts and calls, writing options, hedging transactions and other transactions in our securities or derivatives of our securities and may sell or deliver the shares of our Common Stock registered pursuant to this prospectus in connection with these trades as permitted by applicable law, including, without limitation, delivering such shares to a lender in satisfaction of all or part of stock borrowed from such lender in connection with a short sale. The selling stockholders may pledge or grant a security interest in some or all of the shares of our Common Stock registered pursuant to this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares from time to time under this prospectus. In addition, any shares of Common Stock that qualify for sale under Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

The selling stockholders may effect such transactions by selling the shares of our Common Stock offered in this prospectus to or through broker-dealers or through other agents, including electronic trading platforms or similar services, and such broker-dealers or agents may receive compensation in the form of commissions, discounts or fees from the selling stockholders and/or the purchasers of shares for whom they may act as agent. Sales effected with a broker-dealer may involve ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers or transactions in which the broker-dealer is principal and resells for its account. The selling stockholders and any agents or broker-dealers that participate in the distribution of the shares of Common Stock offered in this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts received by them and any profit on the sale of registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.
In the event of a “distribution” of the shares of our Common Stock offered in this prospectus, the selling stockholders, any selling broker-dealer or agent and any “affiliated purchasers” may be subject to Regulation M under the Exchange Act, which would prohibit, with certain exceptions, each such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M under the Exchange Act prohibits certain “stabilizing bids” or “stabilizing purchases” for the purpose of pegging, fixing or stabilizing the price of Common Stock in connection with this offering.
At a time a particular offering of shares of our Common Stock is made, an additional prospectus, if required, may be distributed that will set forth the name or names of any dealers or agents and any commissions and other terms constituting compensation from the selling stockholders and any other required information. Shares of our Common Stock may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.
MATERIAL U.S. FEDERAL TAX CONSIDERATIONS TO NON-U.S. HOLDERS OF OUR COMMON STOCK
The following discussion is a summary of material U.S. federal income and estate tax consequences generally applicable to Non-U.S. Holders (as defined herein) of Common Stock that hold such shares as capital assets (generally, for investment). For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of Common Stock that is not for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation or other entity taxable as a corporation created in or organized under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership or other pass-through entity holds Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner or member and the activities of the partnership or other entity. Accordingly, partnerships or other pass-through entities that hold Common Stock and partners or members in these partnerships or other entities should consult their tax advisors regarding the U.S. federal income and other tax consequences of the purchase, ownership and disposition of Common Stock.
This summary does not address the potential application of the alternative minimum tax, the Medicare tax on net investment income or any other tax considerations applicable to a Non-U.S. Holder’s specific facts and circumstances and, except with respect to the U.S. federal estate tax consequences discussed below, does not consider the non-income tax consequences or the state, local or non-U.S. tax consequences of an investment in Common Stock. It also does not apply to Non-U.S. Holders subject to special tax treatment under the U.S. federal income tax laws (including, without limitation, a dealer in securities or currencies, a financial institution, an insurance company, a tax-exempt organization, a person holding Common Stock as part of a hedging, integrated or conversion transaction, a constructive sale, or a straddle, a trader in securities that has elected the mark-to-market method of accounting for your securities, a person who owns (or is deemed to own) 5% or more of our stock (except to the extent specifically set forth below), a person that received its Common Stock as compensation, a controlled foreign corporation, a passive foreign investment company, or a former U.S. citizen). This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions in effect, all of which are subject to change, possibly on a retroactive basis, or differing interpretations.

The discussion included herein is only a summary. Accordingly, we urge you to consult your tax advisor with respect to your U.S. federal, state, local and non-U.S. income and other tax consequences in light of your particular situation with respect to holding and disposing of Common Stock.

Dividends
If we pay distributions on shares of Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the shares of Common Stock (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized on a subsequent disposition of the Common Stock), and the balance in excess of adjusted basis will be taxed as gain recognized on a sale or exchange. See discussion below under “Dispositions.”
Subject to the discussions below under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” any dividend paid to a Non-U.S. Holder with respect to Common Stock will generally be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Holder must certify as to its status, and to any right to reduced withholding under an applicable income tax treaty, on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E in order to obtain the benefit of such right. If, however, the Non-U.S. Holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the Non-U.S. Holder), the dividend will not be subject to withholding. Instead, such dividend is subject to U.S. federal income tax on a net basis at regular graduated rates applicable to U.S. persons generally and, for corporate Non-U.S. Holders, may also be subject to a 30% “branch profits tax” unless the Non-U.S. Holder qualifies for a lower rate under an applicable U.S. income tax treaty.

Dispositions
Subject to the discussions below under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” a Non -U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of Common Stock unless:

•
the gain is effectively connected with the Non-U.S. Holder’s conduct of trade or business in the U.S. and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.;

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 or more days in the tax year of the disposition and meets certain other conditions; or

•
we are or have been a “U.S. real property holding corporation” (“USRPHC”) under Section 897 of the Code during the applicable statutory period and the Non-U.S. Holder’s shares in us (owned directly or constructively) represent more than 5% of the Common Stock outstanding and are otherwise a “U.S. real property interest” under Section 897(c) of the Code (and the Non-U.S. Holder is not eligible for any treaty exemption). We do not believe that we currently are a USRPHC, and we do not anticipate becoming a USRPHC in the future.

If you are a Non-U.S. Holder described in the first bullet above, you will be required to pay U.S. federal income tax on the net gain derived from the disposition under regular graduated rates (or such lower rate specified by an applicable income tax treaty) as if you were a U.S. person as defined by the Code, and a corporate Non-U.S. Holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). If you are an individual Non-U.S. Holder described in the second bullet above, you will be required to pay a flat 30% U.S. federal income tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the disposition, which gain may be offset by U.S.-source capital losses for the year. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding
A Non-U.S. Holder will generally be required to comply with certain certification procedures to establish that it is not a U.S. person in order to avoid backup withholding with respect to dividends or the proceeds of a disposition of Common Stock. In addition, we are required to annually report to the IRS and the Non-U.S. Holder the amount of any distributions paid to the Non-U.S. Holder, regardless of whether we actually withheld any tax. Copies of the information returns reporting such distributions and the amount withheld, if any, may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against the Non-U.S. Holder’s U.S. federal income tax liability, provided that certain required information is provided on a timely basis to the IRS.

U.S. Federal Estate Taxes
Common Stock owned or treated as owned by an individual Non-U.S. Holder at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% generally will be required on dividends in respect of, and (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale of, Common Stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and (subject to the proposed Treasury regulations discussed below) gross proceeds from the sale of, Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we, or the applicable withholding agent, will in turn provide to the Secretary of the Treasury. We will not pay any additional amounts to holders in respect of any amounts withheld. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in Common Stock.
Current provisions of the Code and Treasury regulations treat gross proceeds from the sale or other disposition of Common Stock as subject to FATCA withholding after December 31, 2018. However, recently proposed Treasury regulations eliminate FATCA withholding on gross proceeds entirely. Taxpayers generally may rely on these proposed regulations until final Treasury regulations are issued.
LEGAL MATTERS
The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from KDP’s Annual Report on Form 10-K for the year ended December 31, 2018 and the effectiveness of KDP’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements incorporated in this prospectus by reference from DPS’ Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We filed a registration statement on Form S-8 with the SEC of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us, the Common Stock we are offering by this prospectus, and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.
We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with such requirements, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and website of the SEC referred to above.
The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. Any information so updated or superseded will not constitute a part of this prospectus, except as so updated or superseded. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein), prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

•
our Current Reports on Form 8-K filed with the SEC on January 14, 2019 (both reports), February 11, 2019, February 14, 2019, May 3, 2019 and June 11, 2019, in each case other than information furnished under Item 2.02 or 7.01 of Form 8-K;

•	our Definitive Proxy Statement on Schedule 14A filed on filed with the SEC on April 25, 2019;

•
our Annual Report on Form 10-K for the year ended December 31, 2017, solely with respect to the financial statements of DPS for the three years ended December 31, 2017 (as filed with the SEC on February 14, 2018);

•
our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, solely with respect to the financial statements of DPS for the six months ended June 30, 2018 and June 30, 2017 (as filed with the SEC on August 8, 2018); and

•
the description of the Common Stock, under the heading “Description of Capital Stock,” contained in our Preliminary Information Statement filed as Exhibit 99.1 to Amendment No. 5 to our Registration Statement on Form 10, filed with the SEC on April 22, 2008.

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Keurig Dr Pepper Inc., 53 South Avenue, Burlington, Massachusetts 01803. You also may contact us at (781) 418-7000 or visit our Investor Relations website at http://investor.keurigdrpepper.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus, and you should not rely on any such information in making your decision whether to acquire our Common Stock.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.
The following documents, which have been filed with the Commission, are incorporated as of their respective dates in this Registration Statement by reference and shall be deemed to be a part hereof:
(a)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018;
(b)The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019;
(c)The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 14, 2019 (both reports), February 11, 2019, February 14, 2019, May 3, 2019, May 22, 2019, May 30, 2019 and June 11, 2019;
(d)The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 25, 2019;
(e)The description of the Common Stock, under the heading “Description of Capital Stock,” contained in the Registrant’s Preliminary Information Statement filed as Exhibit 99.1 to the Registrant’s Amendment No. 5 to the General Form for Registration of Securities on Form 10, filed with the Commission on April 22, 2008;
(f)The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, solely with respect to the financial statements of Dr Pepper Snapple Group, Inc. (“DPS”) for the three years ended December 31, 2017 (as filed with the SEC on February 14, 2018); and
(g)The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, solely with respect to the financial statements of DPS for the six months ended June 30, 2018 and June 30, 2017 (as filed with the SEC on August 8, 2018).
In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded. Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Commission pursuant to Items 2.02 or 7.01 of Form 8-K.
Item 4.     Description of Securities.
Not applicable.
Item 5.     Interests of Named Experts and Counsel.
Not applicable.
Item 6.     Indemnification of Directors and Officers.
Set forth below is a description of certain provisions of the Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”) of the Registrant and the Delaware General Corporation Law (the “DGCL”). This description is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation and the DGCL.

Delaware General Corporation Law
Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Certificate Of Incorporation
Limitation on Liability of Directors
Pursuant to authority conferred by Section 102 of the DGCL, Article Seventh of our Certificate of Incorporation eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of our Board, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.
Indemnification and Insurance
In accordance with Section 145 of the DGCL, Article Eighth of the Certificate of Incorporation grants our directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative actions, suits or proceedings to which they are a party (other than an action or suit by us or in our right, in which case our directors and officers have a right to indemnification for all expenses, except in respect of any claim, issue or matter as to which such officer or director is adjudged to be liable to us) (1) by reason of the fact that they are or were our directors or officers, (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as directors or officers of another corporation, partnership, joint venture, trust or entity or (3) by reason of any action alleged to have been taken or omitted in such person’s capacity as our director or officer or in any other capacity while serving at our request as directors or officers of another corporation, partnership, joint venture, trust or entity.
Article Eighth of the Certificate of Incorporation further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under Article Eighth. We may not indemnify or make advance payments to any person in connection with proceedings initiated against us by such person without the authorization of our Board.
In addition, Article Eighth of the Certificate of Incorporation provides that directors and officers therein described shall be indemnified to the fullest extent permitted by the DGCL, and if the DGCL is subsequently amended to expand further the indemnification or advancements permitted, then we shall indemnify such directors and officers to the fullest extent permitted by the DGCL, as so amended.
Article Eighth of the Certificate of Incorporation allows the indemnification to continue after an indemnitee has ceased to be our director or officer and to inure to the benefit of the indemnitee’s heirs, executors and administrators.
Article Eighth of the Certificate of Incorporation further provides that the right to indemnification is not exclusive of any other right that any indemnitee may be entitled under any law, any agreement or vote of stockholders or disinterested directors or otherwise.

The Certificate of Incorporation authorizes us to purchase insurance for our directors and officers and persons who serve at our request as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or entity against any liability incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the DGCL. We intend to maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of directors and officers.
Item 7.     Exemption from Registration Claimed.
Not applicable.
Item 8.     Exhibits.
The Exhibits listed on the accompanying Exhibit Index are filed as part hereof, or incorporated by reference into, this Registration Statement.
Item 9.     Undertakings.
(a)    The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description of Exhibit
4.1
Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (filed on May 12, 2008) and incorporated herein by reference).

4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc. effective as of May 17, 2012 (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (filed July 26, 2012) and incorporated herein by reference).

4.3
Certificate of Second Amendment to Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc. effective as of May 19, 2016 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (filed May 20, 2016) and incorporated herein by reference).

4.4
Certificate of Third Amendment to Amended and Restated Certificate of Incorporation of Dr Pepper Snapple Group, Inc. effective as of July 9, 2018 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (filed July 9, 2018) and incorporated herein by reference).

4.5	Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (filed on July 9, 2018) and incorporated herein by reference).
4.6	Keurig Dr Pepper Inc. Omnibus Stock Incentive Plan of 2019 (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (filed on June 11, 2019) and incorporated herein by reference).
5.1
Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP (filed as Exhibit 5.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-226113) filed on July 10, 2018 and incorporated herein by reference).

5.2*	Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for the Registrant.
23.2*	Consent of Deloitte & Touche LLP, independent auditor for Dr Pepper Snapple Group, Inc.
23.3
Consent of Skadden, Arps, Slate, Meagher & Flom LLP (filed as Exhibit 23.6 to the Registrant’s Registration Statement on Form S-8 (File No. 333-226113) filed on July 10, 2018 and incorporated herein by reference).

23.4*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).
24.1*	Power of Attorney (included on the signature pages to this Registration Statement).

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, State of Massachusetts, on August 27, 2019.

KEURIG DR PEPPER INC.

By:	/s/ OZAN DOKMECIOGLU
Ozan Dokmecioglu
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Gamgort, Ozan Dokmecioglu and James L. Baldwin, Jr. and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and file (1) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith and (2) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462 under the Securities Act, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of August, 2019.

SIGNATURE	TITLE
/s/ ROBERT J. GAMGORT	Executive Chairman, Chief Executive Officer and President (Principal Executive Officer)
Robert J. Gamgort
/s/ OZAN DOKMECIOGLU	Chief Financial Officer (Principal Financial Officer)
Ozan Dokmecioglu
/s/ ANGELA A. STEPHENS	Controller (Principal Accounting Officer)
Angela A. Stephens
/s/ OLIVIER GOUDET	Director
Olivier Goudet
/s/ PETER HARF	Director
Peter Harf
/s/ GENEVIEVE HOVDE	Director
Genevieve Hovde
/s/ ANNA-LENA KAMENETZKY	Director
Anna-Lena Kamenetzky
/s/ PAUL S. MICHAELS	Director
Paul S. Michaels
/s/ PAMELA PATSLEY	Director
Pamela Patsley
/s/ GERHARD PLEUHS	Director
Gerhard Pleuhs
/s/ FABIEN SIMON	Director
Fabien Simon
/s/ ROBERT SINGER	Director
Robert Singer
/s/ DIRK VAN DE PUT	Director
Dirk Van de Put
/s/ LARRY D. YOUNG	Director
Larry D. Young